UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2021

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of SunCoke Energy, Inc. (the “Company”), filed with the Securities and Exchange Commission on March 31, 2021 (the “Original Form 8-K”), which reported the appointment of Allison S. Lausas as interim Chief Financial Officer of the Company. At the time of filing the Original Form 8-K, the Compensation Committee and Board of Directors of the Company had not approved any additional compensation for Ms. Lausas in connection with her service as interim Chief Financial Officer of the Company. This Form 8-K/A amends Item 5.02 of the Original Form 8-K to provide additional information regarding compensation for Ms. Lausas, as required pursuant to Instruction 2 to Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on May 13, 2021, in recognition of Ms. Lausas’ appointment as the Company’s interim Senior Vice President and Chief Financial Officer, the Board of Directors of the Company approved a special one-time grant of 41,958 time-vesting restricted stock units (the “Special Grant”) awarded pursuant to the SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, having a value of Three Hundred Thousand Dollars ($300,000) calculated by reference to the closing price of the Company’s common stock on the date of grant. This Special Grant will vest in full and be settled in common stock of the Company, conditioned upon Ms. Lausas’ continued employment with the Company through the end of a three-year performance period.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

	By:	/s/ John J. DiRocco, Jr.
John J. DiRocco, Jr.
Vice President, Assistant General Counsel and Corporate Secretary

Date: May 14, 2021